UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

Blue Sphere Corporation

(Exact name of Registrant as specified in its Charter)

 Nevada

  333-147716

 98-0550257

  (State or Other Jurisdiction

of Incorporation or Organization)

  (Commission File Number)

  (I.R.S. Employer Identification No.)

35 Asuta St., P.O.B 857, Even Yehuda, Israel 40500

(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: 972-9-8917438

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2014, Bluesphere Corporation (the “Registrant”) announced that Mr. Yigal Brosh has been appointed a member of the Registrant’s Board of Directors, effective May 27, 2014. Mr. Brosh also has not yet been appointed to any of the Registrant’s board committees, although it is expected that he will be appointed to the Registrant’s Audit and Compensation Committees. With the appointment of Mr. Brosh, the Registrant’s Board consists of three directors.

A copy of the Registrant’s press release relating to Mr. Brosh’s appointment as director is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1 Press release of the Registrant, dated May 27, 2014

Pursuant to the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Blue Sphere Corporation

Dated: May 27, 2014

By: /s/ Shlomo Palas_____________

Name: Shlomo Palas

Title: Chief Executive Officer